Exhibit 99

Sypris Reports Fourth Quarter Results

Gross Margins Continue to Expand

LOUISVILLE, Ky.--(BUSINESS WIRE)--March 23, 2010--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today reported financial results for its fourth quarter ended December 31, 2009. The results of the Company’s Test & Measurement segment, which was divested on October 26, 2009, have been excluded from both current and historical results from continuing operations and reclassified as discontinued operations.

HIGHLIGHTS

  Gross margin increased to 8.8% of revenue, up from -1.6% in the fourth quarter of last year and up from 8.3% sequentially for the third quarter of 2009, reflecting the positive impact of restructuring initiatives.
  Aerospace & Defense gross margin increased to 20.4% of revenue, up from 1.0% for the prior year quarter and up from 20.0% for the third quarter of 2009.
  The Company reported net income from continuing operations of $14.8 million, or $0.73 per diluted share.
  $60 million was raised through the sale of Sypris Test & Measurement and the liquidation of marketable securities. A $31 million pre-tax gain was recognized from these two events in the fourth quarter, some of which was attributed to discontinued operations.
  Net debt at quarter-end was $4.6 million, or 6.5% of total capital.
  Interest expense is expected to be reduced by $4 to $5 million annually.

The Company reported revenue from continuing operations of $66.1 million for the fourth quarter compared to $80.7 million for the prior year period. The Company reported income from continuing operations of $14.8 million, or $0.73 per diluted share, for the fourth quarter compared to a loss of $121.9 million, or $6.63 per share, for the prior year period. Income for the quarter included $2.5 million, or $0.13 per diluted share, of charges associated with the Company’s previously announced restructuring program. Additionally, income from the quarter included a gain of $18.3 million, or $0.98 per diluted share, from the sale of marketable securities. Including the results of discontinued operations, the Company’s net income for the fourth quarter was $22.6 million, or $1.15 per diluted share, as compared to a net loss of $122.3 million, or $6.65 per share for the prior year period.

For the full year ended December 31, 2009, the Company reported revenue from continuing operations of $265.9 million compared to $356.1 million for the prior year and a loss from continuing operations of $5.3 million, or $0.29 per diluted share, compared to a loss of $130.4 million, or $7.10 per share, for the same period in 2008. The loss for the period included $7.7 million, or $0.42 per share, of charges associated with the restructuring program. The loss from the period also included a gain of $18.3 million, or $0.99 per diluted share, from the sale of marketable securities. Including the results of discontinued operations, the Company’s net income for the year ended December 31, 2009 was $2.7 million, or $0.14 per diluted share, as compared to a net loss of $130.6 million, or $7.11 per share, for the prior year.

“The operational performance of the Company continued to register significant improvement, while plans to increase liquidity and position the business for growth were successfully completed with the sale of our Test & Measurement segment and the liquidation of marketable securities during the fourth quarter,” said Jeffrey T. Gill, president and chief executive officer. “With net debt at 6.5% of total capital at year end, the Company’s balance sheet is healthy and available to support profitable growth.”

“Our Industrial Group showed important signs of stabilizing during the quarter, with revenue and gross profit increasing on a sequential basis from the third quarter of 2009. And perhaps even more importantly, EBITDAR during the fourth quarter was positive for the second consecutive quarter, reflecting the increasingly positive impact of the restructuring activities that were completed earlier this year.”

“Much work remains in order for the Company to achieve lasting success, but each of our business segments continued to make real progress. Revenue for our Electronics Group fell during the quarter when compared to the prior year period, reflecting the decline of older programs, but was consistent with the third quarter of 2009. Gross profit increased by $4.9 million on a comparable period basis, reflecting an improved mix and lower operating costs in this important segment, which we believe to have an exciting future.”

The Electronics Group

Revenue for our Electronics Group was $25.7 million in the fourth quarter compared to $33.4 million in the prior year period, primarily as a result of a reduction in sales of certain older programs, but was comparable on a sequential basis to the third quarter of 2009. Gross profit for the quarter increased $4.9 million to $5.2 million compared to $0.3 million for the same period in 2008, while gross margins expanded to 20.4% from 1.0% for the prior year period on improved mix and lower operating costs.

The Industrial Group

Revenue for our Industrial Group was $40.4 million in the fourth quarter compared to $47.3 million for the prior year period as a result of the forecasted decline in the commercial vehicle and trailer markets, but increased 8.8% on a sequential basis from the third quarter of 2009. Gross profit for the quarter was $0.6 million compared to a loss of $1.6 million for the same period in 2008, primarily as a result of restructuring savings and aggressive cost containment activities.

Outlook

Mr. Gill added, “The outlook for our Electronics Group remains positive, with this segment of our business expected to benefit from further gross margin expansion during 2010 as a result of new program launches, process improvements, increased productivity and lower costs driven by LEAN and Six Sigma quality programs.”

“We expect to see continued incremental improvement in the performance of our Industrial Group going forward, though it will be subject to a recovery of the commercial vehicle market. However, this business is expected to continue to generate positive EBITDAR even at the current record low volumes due to the continuing positive impact of those restructuring activities that were completed during 2009.”

“The fourth quarter results reflect the added benefit of the income and proceeds generated from the sale of the Test & Measurement segment and the liquidation of marketable securities. The Company is well-positioned to address the challenges of 2010 and our team is focused on delivering further improvements in the Company’s operational and financial results during the year.”

Sypris Solutions is a diversified provider of technology-based outsourced services and specialty products. The Company performs a wide range of manufacturing and technical services, typically under multi-year, sole-source contracts with major corporations and government agencies in the markets for aerospace and defense electronics and truck components and assemblies. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Each “forward-looking statement” herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly, we currently believe that such risks also include: the effects of a continuing economic downturn which could reduce our revenues, negatively impact our customers or suppliers and materially, adversely affect our financial results; potential impairments, non-recoverability or write-offs of goodwill, assets or deferred costs, including deferred tax assets in the U.S. or Mexico; breakdowns, relocations or major repairs of machinery and equipment; our inability to successfully launch new or next generation programs; the cost, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; cost and availability of raw materials such as steel, component parts, natural gas or utilities; volatility of our customers’ forecasts, financial conditions, market shares, product requirements or scheduling demands; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; failure to adequately insure or to identify environmental or other insurable risks; inventory valuation risks including obsolescence, shrinkage, theft, overstocking or underbilling; changes in government or other customer programs; reliance on major customers or suppliers, especially in the automotive or aerospace and defense electronics sectors; revised contract prices or estimates of major contract costs; dependence on, recruitment or retention of key employees; union negotiations; pension valuation, health care or other benefit costs; labor relations; strikes; risks of foreign operations; currency exchange rates; the costs and supply of debt, equity capital, or insurance; fees, costs or other dilutive effects of refinancing, compliance with covenants in, or acceleration of, our loan and other debt agreements; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; weaknesses in internal controls; the costs of compliance with our auditing, regulatory or contractual obligations; regulatory actions or sanctions; disputes or litigation, involving customer, supplier, lessor, landlord, creditor, stockholder, product liability or environmental claims; war, terrorism or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this press release, the company has provided information regarding EBITDAR and net debt to total capital which are non-GAAP financial measures.

EBITDAR is defined as earnings before interest, taxes, depreciation and amortization, gain (impairment) of marketable securities, impairment of goodwill and restructuring expenses. Net debt is defined as the sum of short-term and long-term debt less cash and cash equivalents and restricted cash.

Management believes EBITDAR is a meaningful measure of performance as it is commonly utilized by management, investors and financial institutions to analyze operating performance and entity valuation. Net debt to total capital ratio is used by management to analyze the Company's financial structure and its reliance on debt financing for funding its operational requirements. Further, management uses these non-GAAP measures in planning and forecasting for future periods.

These non-GAAP measures should not be considered a substitute for our reported results prepared in accordance with GAAP. EBITDAR should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity.

RECONCILIATION OF THREE AND NINE MONTHS ENDED EBITDAR
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
EBITDAR	$2,790	$(6,448)	$452	$3,656
Income tax (expense) benefit	151	1,474	3,160	1,367
Interest expense, net	(300)	(545)	(4,289)	(1,982)
Depreciation and amortization	(3,679)	(4,724)	(15,190)	(21,127)
Gain (impairment) of marketable securities	18,255	(66,758)	18,255	(66,758)
Impairment of goodwill	—	(440)	—	(440)
Restructuring expense, net	(2,455)	(44,431)	(7,696)	(45,086)
Income (loss) from continuing operations	$14,762	$(121,872)	$(5,308)	$(130,370)

RECONCILIATION OF NET DEBT TO TOTAL CAPITAL
(in thousands)

			December 31,
			2009	2008
			(Unaudited)
Current portion of long-term debt			$4,000	$—
Long-term debt			19,305	73,000
Less cash and cash equivalents			(15,608)	(13,717)
Less restricted cash - current			(74)	(464)
Less restricted cash			(3,000)	—
Net debt			$4,623	$58,819
Capital:
Total stockholder’s equity			$66,218	$59,985
Net debt			4,623	58,819
Total Capital			$70,841	$118,804
Net debt to total capital			7%	50%

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	December 31,

	2009	2008
	(Unaudited)
Revenue	$66,097	$80,663
Net income (loss)	$22,582	$(122,250)
Basic income (loss) per common share:
Continuing operations	$0.74	$(6.63)
Discontinued operations	0.42	(0.02)
Net income (loss) per share	$1.16	$(6.65)
Diluted income (loss) per common share:
Continuing operations	$0.73	$(6.63)
Discontinued operations	0.42	(0.02)
Net income (loss) per share	$1.15	$(6.65)
Weighted average shares outstanding:
Basic	18,565	18,395
Diluted	18,698	18,395

	Year Ended
	December 31,

	2009	2008
	(Unaudited)
Revenue	$265,900	$356,105
Net income (loss)	$2,690	$(130,556)
Basic income (loss) per common share:
Continuing operations	$(0.29)	$(7.10)
Discontinued operations	0.43	(0.01)
Net income (loss) per share	$0.14	$(7.11)
Diluted income (loss) per common share:
Continuing operations	$(0.29)	$(7.10)
Discontinued operations	0.43	(0.01)
Net income (loss) per share	$0.14	$(7.11)
Weighted average shares outstanding:
Basic	18,473	18,365
Diluted	18,514	18,365

Note: The selected data at December 31, 2008 has been derived from the audited consolidated financial statements at that date and does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)	(Note)
Net revenue:
Industrial Group	$40,418	$47,293	$152,021	$244,177
Electronics Group	25,679	33,370	113,879	111,928
Total net revenue	66,097	80,663	265,900	356,105
Cost of sales:
Industrial Group	39,851	48,940	155,682	233,356
Electronics Group	20,447	33,043	94,200	103,114
Total cost of sales	60,298	81,983	249,882	336,470
Gross profit (loss):
Industrial Group	567	(1,647)	(3,661)	10,821
Electronics Group	5,232	327	19,679	8,814
Total gross profit	5,799	(1,320)	16,018	19,635
Selling, general and administrative	6,591	7,409	28,192	31,941
Research and development	334	928	2,801	3,400
Amortization of intangible assets	30	42	114	167
Impairment of goodwill	—	440	—	440
Restructuring expense, net	2,455	44,431	7,696	45,086
Operating loss	(3,611)	(54,570)	(22,785)	(61,399)
Interest expense, net	300	545	4,289	1,982
(Gain) on sale of marketable securities	(18,255)	—	(18,255)	—
Impairment of marketable securities	—	66,758	—	66,758
Other (income) expense, net	(267)	1,473	(351)	1,598
Income (loss) from continuing operations before taxes	14,611	(123,346)	(8,468)	(131,737)
Income tax (benefit) expense	(151)	(1,474)	(3,160)	(1,367)
Income (loss) from continuing operations	14,762	(121,872)	(5,308)	(130,370)
Income (loss) from discontinued operations, net of tax	7,820	(378)	7,998	(186)
Net income (loss)	$22,582	$(122,250)	$2,690	$(130,556)
Basic income (loss) per share:
Income (loss) per share from continuing operations	$0.74	$(6.63)	$(0.29)	$(7.10)
Income (loss) per share from discontinued operations	0.42	(0.02)	0.43	(0.01)
Net income (loss) per share:	$1.16	$(6.65)	$0.14	$(7.11)
Diluted income (loss) per share:
Income (loss) per share from continuing operations	$0.73	$(6.63)	$(0.29)	$(7.10)
Income (loss) per share from discontinued operations	0.42	(0.02)	0.43	(0.01)
Net income (loss) per share:	$1.15	$(6.65)	$0.14	$(7.11)
Dividends declared per common share	$-	$0.02	$-	$0.11
Weighted average shares outstanding:
Basic	18,565	18,395	18,473	18,365
Diluted	18,698	18,395	18,514	18,365

Note: The statement of operations at December 31, 2008 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	December 31,
	2009	2008
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$15,608	$13,717
Restricted cash - current	74	464
Accounts receivable, net	38,317	38,168
Inventory, net	29,042	47,375
Other current assets	6,406	11,597
Assets held for sale - current	—	8,533
Total current assets	89,447	119,854
Restricted cash	3,000	—
Investment in marketable securities	—	2,769
Property, plant and equipment, net	80,280	91,097
Goodwill	6,900	6,900
Other assets	10,320	12,101
Assets held for sale - non-current	—	21,059
Total assets	$189,947	$253,780
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$36,185	42,186
Accrued liabilities	22,279	27,938
Current portion of long-term debt	4,000	—
Liabilities held for sale - current	—	3,529
Total current liabilities	62,464	73,653
Long-term debt	19,305	73,000
Other liabilities	41,960	47,142
Total liabilities	123,729	193,795
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	—	—
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	—	—
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	—	—
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 20,015,128 shares issued and 19,472,499 outstanding in 2009 and 19,496,620 shares issued and 19,296,003 outstanding in 2008	200	195
Additional paid-in capital	147,644	146,741
Retained deficit	(64,434)	(67,205)
Accumulated other comprehensive loss	(17,187)	(19,744)
Treasury stock, 542,629 and 200,617 shares in 2009 and 2008, respectively	(5)	(2)
Total stockholders’ equity	66,218	59,985
Total liabilities and stockholders’ equity	$189,947	$253,780

Note: The balance sheet at December 31, 2008 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Year Ended December 31,

	2009	2008
	(Unaudited)	(Note)
Cash flows from operating activities:
Net income	$2,690	$(130,556)
Income (loss) from discontinued operations	7,998	(186)
Loss from continuing operations	(5,308)	(130,370)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,190	21,127
Gain on sale of marketable securities	(18,255)
Deferred income taxes	(3,887)	(1,512)
Noncash compensation expense	1,016	967
Other-than-temporary impairment on marketable securities	—	66,758
Non-cash restructuring charges and asset impairment charges, net	3,062	36,453
Goodwill impairment	—	440
Other noncash items	(1,853)	(7,360)
Contributions to pension plans	(98)	—
Changes in operating assets and liabilities:
Accounts receivable	(181)	15,455
Inventory	16,686	13,372
Other current assets	2,590	3,994
Accounts payable	(5,993)	(8,874)
Accrued and other liabilities	(2,259)	(9,047)
Net cash provided by operating activities - continuing operations	710	1,403
Net cash provided by operating activities - discontinued operations	2,584	3,260
Net cash provided by operating activities	3,294	4,663
Cash flows from investing activities:
Capital expenditures	(5,507)	(9,647)
Proceeds from the sale of discontinued operations	34,442	—
Proceeds from the sale of marketable securities	21,024	—
Proceeds from sale of assets	133	999
Changes in nonoperating assets and liabilities	673	295
Net cash provided by (used in) investing activities - continuing operations	50,765	(8,353)
Net cash used in investing activities - discontinued operations	(964)	(2,902)
Net cash used in investing activities	49,801	(11,255)
Cash flows from financing activities:
Net change in debt under revolving credit agreements	(33,000)	8,000
Payments on Senior Notes	(16,695)	—
Debt modification costs	(1,123)	—
Cash dividends paid	(386)	(2,313)
Net cash (used in) provided by financing activities	(51,204)	5,687
Net increase (decrease) in cash and cash equivalents	1,891	(905)
Cash and cash equivalents at beginning of period	13,717	14,622
Cash and cash equivalents at end of period	$15,608	$13,717

Note: The cash flow statement at December 31, 2008 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

CONTACT:
Sypris Solutions, Inc.
Brian A. Lutes, 502-329-2000
Chief Financial Officer